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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2004

                              KRAMONT REALTY TRUST
               (Exact Name of Registrant as Specified in Charter)


            Maryland                       1-15923               25-6703702
--------------------------------  ------------------------  -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                 Plymouth Plaza
                            580 West Germantown Pike
                      Plymouth Meeting, Pennsylvania 19462
              ----------------------------------------------------
          (Address, including zip code, of Principal Executive Offices)
       Registrant's telephone number, including area code: (610) 825-7100

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ITEM 5. OTHER EVENTS.

         On January 30, 2004, the Company redeemed its outstanding 9.5% Series D Cumulative Redeemable Preferred Shares for $25.00 plus $0.066 in accrued and unpaid distributions per share through the redemption date, resulting in an aggregate redemption price of $25.066 per share. American Stock Transfer and Trust Company, located at 59 Maiden Lane, New York, New York 10038, served as the redemption agent. On the same date, the Company also paid to holders of its outstanding 9.75% Series B-1 Cumulative Convertible Preferred Shares $0.0677 in accrued and unpaid distributions per share for the period from January 20, 2004 through January 30, 2004.

         On February 17, 2004, the Company purchased Perkins Farm Marketplace, a 203,308 square foot community shopping center located in Worcester, Massachusetts for cash of approximately $19.75 million plus transaction costs. A press release announcing the purchase is included as Exhibit 99.1 to this Form 8-K.

         On February 18, 2004, the Company filed a second Articles Supplementary to its Amended and Restated Declaration of Trust with the State Department of Assessments and Taxation of Maryland reclassifying and designating 800,000 authorized and unissued common shares of beneficial interest, $.01 par value per share, as additional 8.25% Series E Cumulative Redeemable Preferred Shares, $.01 par value per share (the "Series E Preferred Shares"). The second Articles Supplementary are included as Exhibit 99.2 to this Form 8-K. The preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Shares are set forth in the first Articles Supplementary to the Company's Amended and Restated Declaration of Trust creating the Series E Preferred Shares, accepted for record by the State Department of Assessments and Taxation on December 24, 2003. The first Articles Supplementary are incorporated herein by reference to Exhibit 3.3 to the Company's Registration of Certain Classes of Securities on Form 8-A, filed with the Securities and Exchange Commission on December 29, 2003.

         In conjunction with this Current Report the Company is filing a Supplemental Prospectus pursuant to Rule 424(b) of the Securities Act of 1933, which is incorporated herein by reference. The Supplemental Prospectus describes an offering pursuant to the Company's Registration Statement on Form S-3 of 400,000 of the Company's Series E Preferred Shares at $25.50 per share, for an aggregate purchase price of $10,200,000, plus an additional per share amount of $0.0057 per day for the number of days from and including December 31, 2003 through and including the day of sale (with any included complete calendar month being deemed to have 30 days), such additional amount being equal to the accrued and unpaid distributions payable with respect to such Series E Preferred Shares through the date of any such sale. The Series E Preferred Shares have no stated maturity or sinking fund requirement and may be redeemed by the Company on or after December 30, 2008. The Company estimates that, if completed, the net proceeds to the Company from this offering (before expenses of approximately $100,000 or accrued and unpaid distributions) will be approximately $10,200,000.


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ITEM 7.  EXHIBITS.

5.1      Opinion of Venable LLP.

99.1 Press Release Announcing Purchase of Perkins Farm Marketplace in Worchester, MA.

99.2 Articles Supplementary to the Company's Declaration of Trust reclassifying and designating 800,000 authorized and unissued common shares of beneficial interest as additional Series E Preferred Shares.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             KRAMONT REALTY TRUST

Date: February 23, 2004                      By:   /s/ Carl E. Kraus
                                                   -----------------------
                                                   Carl E. Kraus
                                                   Chief Financial Officer

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